Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Intermolecular, Inc.

Dated: February 10, 2012

REDPOINT VENTURES II, L.P.

By its General Partner, Redpoint Ventures II, LLC

By:	/s/ John L. Walecka
John L. Walecka Manager

REDPOINT ASSOCIATES II, LLC

By:	/s/ John L. Walecka
John L. Walecka Manager

REDPOINT VENTURES II, LLC

By:	/s/ John L. Walecka
John L. Walecka Manager